Exhibit 21.1


                     List of Subsidiaries of
                FREEPORT-McMoRan COPPER & GOLD INC.



                                                         Name Under Which
Entity                                 Organized         It Does Business
-------------------------------       -------------      ----------------
P.T. Freeport Indonesia Company       Indonesia and             Same
                                      Delaware

P.T. Irja Eastern Minerals            Indonesia                 Same

Atlantic Coper, S.A.                  Spain                     Same

FM Services Company                   Delaware                  Same